CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form SB-2 Statement of CYOP SYSTEMS INTERNATIONAL, INC. dated on or around March 14, 2006 of our reports on form 10-KSB for the year ended December 31, 2004 and on form 10-QSB for the quarter ended September 31, 2005 relating to the consolidated financial statements of CYOP SYSTEMS INTERNATIONAL, INC. which appear in such Forms.

De Leon & Company, P.A.
Certified Public Accountants

Pembroke Pines, Florida
March 14, 2006